                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                             --------------------
                                    BYLAWS
                                    ------
                                      OF
                                      --
                            METROTRANS CORPORATION
                            ----------------------


                                   ARTICLE I

                                 SHAREHOLDERS

     SECTION 1.1.  Annual Meetings.  The annual meeting of the shareholders of
                   ---------------
the corporation shall be held each year for the purposes of electing directors and of transacting such other business as properly may be brought before the meeting. To be properly brought before the meeting, business, including nominations for director, must be brought before the meeting (i) by or at the direction of the board of directors or (ii) by any shareholder of the corporation who complies with the notice procedures set forth in this Section 1.1; provided, in each case, that such business proposed to be conducted is, under the law, an appropriate subject for shareholder action. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, in accordance with Securities and Exchange Commission Rule 14a-8(a)(3)(i), not less than 120 calendar days prior to the first anniversary of the date of the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders, except that if no annual meeting of shareholders was held in the previous year or if the date of the annual meeting of shareholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the notice shall be received at the principal executive offices of the corporation not less than 150 calendar days prior to the date of the annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by such shareholder, (iv) the dates upon which the shareholder acquired such shares, (v) documentary support for any claim of beneficial ownership, (vi) any material interest of such shareholder in such business and (vii) a statement in support of the matter and any other information required by said Rule 14a-8. In the case of nominations for director, in addition to the foregoing, a shareholder's notice to the Secretary shall set forth as to each person whom such shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The chairman of an annual meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 1.1, and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

     SECTION 1.2.  Special Meetings.  The corporation shall hold a special
                   ----------------
meeting of shareholders on call of the board of directors, the Chairman of the Board, the President, or, upon delivery to the corporation's Secretary of a signed and dated written request setting out the purpose or purposes for the meeting, on call of the holders of 50% of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Only business within the purpose or purposes described in the notice of special meeting required by Section 1.4 below may be conducted at a special meeting of the shareholders.

     SECTION 1.3.  Date, Time and Place of Meetings.  All meetings of
                   --------------------------------
shareholders shall be held on such date and at such time and place, within or without the State of Georgia, as may be fixed from time to time by the board of directors. The date, time and place of all meetings shall be stated in the
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notice of the meeting or in a duly executed waiver of notice thereof.  If no designation is made, the place of the meeting shall be the principal business office of the corporation.

     SECTION 1.4.  Notice of Meetings.  The Secretary or an Assistant Secretary
                   ------------------
shall deliver, either personally or by first-class mail, a written notice of the place, day, and time of all meetings of the shareholders not less than ten (10) nor more than sixty (60) days before the meeting date to each shareholder of record entitled to vote at such meeting. Written notice is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders. In the case of a special meeting, the purpose or purposes for which the meeting is called shall be included in the notice of the special meeting. If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice of the new date, time, or place need not be given if the new date, time, or place is announced at the meeting before adjournment. However, if a new record date for the adjourned meeting is or must be fixed under Section 1.5 herein, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

     SECTION 1.5.  Record Date.  The board of directors, in order to determine
                   -----------
the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall fix in advance a record date that may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. Only such shareholders as shall be shareholders of record on the date fixed shall be entitled to such notice of or to vote at such meeting or any adjournment thereof, or to receive payment of any such dividend or other distribution or allotment of any rights, or to exercise any such rights in respect of stock, or to take any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. The record date shall apply to any adjournment of the meeting except that the board of directors shall fix a new record date for the adjourned meeting if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     SECTION 1.6.  Shareholders' List for Meeting.  After fixing a record date
                   ------------------------------
for a meeting, the corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of the shareholders' meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The corporation shall make the shareholders' list available for inspection by any shareholder, his agent, or his attorney at the time and place of the meeting.

     SECTION 1.7.  Quorum.  Subject to any express provision of law or the
                   ------
articles of incorporation, a majority of the votes entitled to be cast by all shares voting together as a group shall constitute a quorum for the transaction of business at all meetings of the shareholders. Whenever a class of shares or series of shares is entitled to vote as a separate voting group on a matter, a majority of the votes entitled to be cast by each voting group so entitled shall constitute a quorum for purposes of action on any matter requiring such separate voting. Once a share is represented, either in person or by proxy, for any purpose at a meeting other than solely to object to holding a meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

     SECTION 1.8.  Adjournment of Meetings.  The holders of a majority of the
                   -----------------------
voting shares represented at a meeting, or the Chairman of the Board or the President, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting.

     SECTION 1.9.  Vote Required.  When a quorum exists, action on a matter
                   -------------
(other than the election of directors) by a voting group is approved if the

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votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, a bylaw authorized by the articles of incorporation or express provision of law requires a greater number of affirmative votes. Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have the right to cumulate their votes unless the articles of incorporation so provide.

     SECTION 1.10.  Voting Entitlement of Shares.  Unless otherwise provided in
                    ----------------------------
the articles of incorporation, each shareholder, at every meeting of the shareholders, shall be entitled to cast one vote, either in person or by written proxy, for each share standing in his or her name on the books of the corporation as of the record date. A shareholder may vote his shares in person or by proxy. An appointment of proxy is effective when received by the Secretary of the corporation or other officer or agent authorized to tabulate votes and is valid for eleven (11) months unless a longer period is expressly provided in the appointment of proxy form. An appointment of proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

     SECTION 1.11.  Action by Shareholders Without a Meeting.  Any action
                    ----------------------------------------
required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action, or, if so provided in the articles of incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the corporation for inclusion in the minutes or for filing with the corporate records. No written consent shall be valid unless the consenting shareholder has been furnished the same material that would have been required to be sent to the shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters' right, or the written consent contains an express waiver of the right to receive the material otherwise required to be furnished. Action with respect to any election of directors as to which shareholders would be entitled to cumulative voting may be taken without a meeting only by written consent of all the shareholders entitled to vote on the action. Written notice, together with the materials that would have been required to be sent in a notice of meeting, shall be given within ten (10) days of the taking of the corporate action without a meeting by less than unanimous written consent to all persons who are voting shareholders on the date the consent is first executed and who have not consented in writing.


                                  ARTICLE II.

                              BOARD OF DIRECTORS
                              ------------------

     SECTION 2.1.  General Powers.  Subject to the articles of incorporation,
                   --------------
bylaws approved by the shareholders and any lawful agreement between the shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the board of directors.

     SECTION 2.2.  Number and Tenure.  The board of directors shall consist of
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eight members, nominated in accordance with Section 2.15 hereof.  No decrease in the number or minimum number of directors, through amendment of the articles of incorporation or of the bylaws or otherwise, shall have the effect of shortening the term of any incumbent director. Directors shall be elected at the annual meeting of shareholders and their terms shall expire at the next annual shareholders' meeting (unless the board of directors is divided into classes pursuant to the articles of incorporation in which case each director's term will expire when the term of such director's class expires); provided, however, that despite the expiration of a director's term he or she shall continue to serve until a successor is elected and qualified or until there is a decrease in the number of directors. The number of directors shall not be increased or decreased without the approval of (a) a majority of the Non-Mayflower Directors (as defined in Section 2.15 of these Bylaws) and (b) a majority of the Mayflower Nominated Directors (as defined in Section 2.15 of these Bylaws). Any amendment to this Section 2.2 shall require the approval of (y) a majority of the directors and (z) of a majority of the Mayflower Nominated Directors.

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     SECTION 2.3.  Qualifications of Directors.  Directors shall be natural
                   ---------------------------
persons who have attained the age of 18 years but need not be residents of the State of Georgia or shareholders of the corporation.

     SECTION 2.4.  Vacancy on the Board.  Unless the articles of incorporation
                   --------------------
provide otherwise and subject to the following sentence, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the shareholders, board of directors, or, if the directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all directors remaining in office. In the event any Non-Mayflower Director (as defined in Section 2.15 of these Bylaws) who is not a Continuing Director (as defined below) ceases to serve as a director of the corporation, whether as a result of his or her resignation, removal or otherwise, such Non-Mayflower Director's successor shall be named by majority vote of the remaining Non-Mayflower Directors to serve until the next annual meeting of stockholders of the corporation and such successor shall thereafter be treated as a Non-Mayflower Director for purposes of Sections 2.2, 2.4 and 2.15. In the event any Continuing Director ceases to serve as a director of the corporation, whether as a result of his or her resignation, removal or otherwise, such Continuing Director's successor shall be named by majority vote of the remaining Continuing Directors to serve until the next annual meeting of stockholders of the corporation and such successor shall thereafter be treated as a Continuing Director for purposes of Sections 2.2, 2.4, 7.4 and 7.5 hereof. In the event any Mayflower Nominated Director (as defined in Section 2.15 of these Bylaws) ceases to serve as a director of the corporation, whether as a result of his or her resignation, removal or otherwise, such Mayflower Nominated Director's successor shall be named by majority vote of the remaining Mayflower Nominated Directors to serve until the next annual meeting of stockholders of the corporation and such successor shall thereafter be treated as a Mayflower Nominated Director for purposes of this Bylaw. The term "Continuing Directors" shall mean D. Michael Walden, Patrick L. Flinn, George W. Mathews and William C. Pitt III, and their successors elected in accordance with this Bylaw. The Continuing Directors also are deemed to be Non-Mayflower Directors. Any amendment to this Bylaw shall require the approval of (a) a majority of the directors and (b) of a majority of the Mayflower Nominated Directors.

     SECTION 2.5.  Committees.  The board of directors may, by resolution,
                   ----------
designate from among its members one or more committees, each committee to consist of one or more directors, except that committees appointed to take action with respect to indemnification of directors, directors' conflicting interest transactions or derivative proceedings shall consist of two or more directors qualified to serve pursuant to the Georgia Business Corporation Code. Any such committee, to the extent specified by the board of directors, articles of incorporation or bylaws, shall have and may exercise all of the authority of the board of directors in the management of the business affairs of the corporation, except that it may not (1) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders, (2) fill vacancies on the board of directors or any of its committees, (3) amend the articles of incorporation, (4) adopt, amend, or repeal bylaws or (5) approve a plan of merger not requiring shareholder approval. The creation of, delegation of authority to or action by a committee does not alone constitute compliance by a director with the standards of conduct described in Georgia Business Corporation Code Section 14-2-830 or successor provisions regarding standards for directors.

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

     SECTION 2.6.  Meetings.  The board of directors shall meet annually,
                   --------
without notice, immediately following and at the same place as the annual meeting of shareholders. Regular meetings of the board of directors or any committee may be held between annual meetings without notice at such time and at such place, within or without the State of Georgia, as from time to time shall be determined by the Board or committee, as the case may be. Any director may call a special meeting of the directors at any time by giving each director two
(2) days notice. Such notice may be given orally or in writing. If given in writing, it is effective when received or five days after its deposit in the mail if mailed with first-class postage pre-paid and correctly addressed. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in the notice or any waiver of notice.

     SECTION 2.7.  Quorum and Voting.  At all meetings of the board of directors
                   -----------------
or any committee thereof, a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors present at any meeting at which there is a quorum at the time of such act shall be the act of the Board or of the committee, except as might be otherwise specifically provided by statute or by the articles of incorporation or bylaws.

     SECTION 2.8.  Action Without Meeting.  Unless the articles of incorporation
                   ----------------------
or bylaws provide otherwise, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board or committee, as the case may be. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and filed with the minutes of the proceedings of the Board or committee or filed with the corporate records.

     SECTION 2.9.  Remote Participation in a Meeting.  Unless otherwise
                   ---------------------------------
restricted by the articles of incorporation or the bylaws, any meeting of the board of directors may be conducted by the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     SECTION 2.10.  Compensation of Directors.  The board of directors may fix
                    -------------------------
the compensation of the directors for their services as directors. No provision of these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

     SECTION 2.11.  Removal of Directors by Shareholders.  Subject to the
                    ------------------------------------
requirements of Georgia Business Corporation Code for the removal of directors elected by voting groups or staggered terms, and the articles of incorporation, any one or more directors may be removed from office, with or without cause, at any meeting of shareholders with respect to which notice of such purpose has been given, by the affirmative vote of the holder or holders of a majority of the outstanding shares of the corporation. A removed director's successor may be elected at the same meeting or time to serve the unexpired term.

     SECTION 2.12  Reserved.
                   --------

     SECTION 2.13  Reserved.
                   --------

     SECTION 2.14  Reserved.
                   --------

     SECTION 2.15.  Nomination of Directors.  Only persons who are nominated in
                    -----------------------
accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of shareholders by the board of directors or at the direction of the Board in accordance with the provisions of this
Section 2.15. Any shareholder of the corporation entitled to vote for the election of directors may recommend to the Board any person for the Board to consider as a nominee. For so long as the Agreement dated August 21, 1998, among The Mayflower Corporation plc ("Mayflower"), Mayflower (U.S. Holdings), Inc., the corporation, D. Michael Walden, Terri B. Hobbs, Randolph B. Stanley, and M. Earl Meck remains in force and effect, and Mayflower is not in breach of its obligations thereunder, Mayflower shall be entitled to nominate three

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persons for election as directors of the corporation (the "Mayflower Nominated
Directors") at each annual meeting of stockholders. The remaining five directors of the corporation (the "Non-Mayflower Directors") shall be nominated by majority vote of the Non-Mayflower Directors then serving as directors of the corporation. Nominations shall be made by or at the direction of the board of directors, the Mayflower Nominated Directors, the Non-Mayflower Directors or the Continuing Directors. A shareholder's recommendation to the board of a proposed nominee shall be delivered to or mailed and received at the principal executive offices of the corporation, in the case of an annual meeting, in accordance with the provisions of Section 1.1 of these bylaws and, in the case of a special meeting, pursuant to Sections 1.2 and 1.4 of these bylaws. The corporation may require any proposed nominee to furnish such information as reasonably may be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a recommendation was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Any amendment to this Section 2.15 shall require the approval of (y) a majority of the directors and (z) of a majority of the Mayflower Nominated Directors.


                                  ARTICLE III

                                    NOTICES

     SECTION 3.1.  Notice.  Whenever, under the provisions of the articles of
                   ------
incorporation or of these bylaws or by law, notice is required to be given to any director or shareholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, or by telegram, telex or facsimile transmission and such notice shall be deemed to be effective when received, or when delivered, properly addressed, to the addressee's last known principal place of business or residence, or five days after the same shall be deposited in the United States mail if mailed with first-class postage prepaid and correctly addressed or on the date shown on the return receipt, if sent by registered or certified mail, and the receipt is signed by or on behalf of the addressee. Notice to any director or shareholder may also be oral if oral notice is reasonable under the circumstances. If these forms of personal notice are impractical, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication.

     SECTION 3.2.  Waiver of Notice.  Whenever any notice is required to be
                   ----------------
given under provisions of the articles of incorporation or of these bylaws or by law, a waiver thereof, signed by the person entitled to notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting and of all objections to the place or time of the meeting or the manner in which it has been called or convened, except when the person attends a meeting for the express purpose of stating, at the beginning of the meeting, any such objection and, in the case of a director, does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders, directors or a committee of directors need be specified in any written waiver of notice; provided, however, that any waiver of notice of a meeting of shareholders required with respect to a plan of merger or a plan of consolidation shall be effective only upon compliance with Section 14-2-706(c) of the Georgia Business Corporation Code or successor provisions.


                                  ARTICLE IV

                                   OFFICERS

     SECTION 4.1.  Appointment.  The board of directors at each Annual Meeting
                   -----------
of directors shall elect such officers as it shall deem necessary, including a Chairman of the Board, a President, a Secretary, a Treasurer, one or more Vice President (one or more of whom may be designated Executive Vice President or Senior Vice President), Assistant

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

Vice Presidents, Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors. The board of directors may designate any such officer as the Chief Executive Officer, Deputy Chief Executive Officer, Chief Operating Officer or Chief Financial Officer, as from time to time shall be determined by the board of directors. Any number of offices may be held by the same person, unless the Articles of Incorporation or these Bylaws otherwise provide. The appointment of an officer does not itself create contract rights.

     SECTION 4.2.  Resignation and Removal of Officers.  An officer may resign
                   -----------------------------------
at any time by delivering notice to the corporation and such resignation is effective when the notice is delivered unless the notice specifies a later effective date. The board of directors may remove any officer at any time with or without cause.

     SECTION 4.3.  Vacancies.  Any vacancy in office resulting from any cause
                   ---------
may be filled by the board of directors or by any officer authorized by the board of directors or these bylaws to appoint such officer.

     SECTION 4.4.  Powers and Duties.  Each officer has the authority and shall
                   -----------------
perform the duties set forth below or, to the extent consistent with these bylaws, the duties prescribed by the board of directors or by direction of an officer authorized by the board of directors to prescribe the duties of other officers.

     (a) Chairman of the Board.  The Chairman of the Board shall be the Chief
         ---------------------
     Executive Officer of the corporation, unless otherwise designated by the board of directors and shall be responsible for the general supervision of the policies of the Corporation and provide active management of the business affairs of the corporation. He or she shall preside at all meetings of the shareholders, meetings of the board of directors and shall be an ex officio member of any committee of the board of directors. He or she also shall have such powers and perform such duties as are specifically imposed by law and as may be assigned, from time to time, by the board of directors. The Deputy Chief Executive Officer, if so designated, shall report to the Chief Executive Officer and have such duties and responsibilities as shall be assigned, from time to time, by the Chief Executive Officer or the board of directors.

     (b) President.  The President may be the Chief Operating Officer of the
         ---------
     corporation, if so designated by the board of directors, and shall be responsible for the administration of the corporation and for general and active management of the operations of the corporation as well as such other duties as shall be assigned by the Chairman of the Board and by the board of directors. He or she shall have the power to make and execute contracts on behalf of the corporation and to delegate such power to others. He or she also shall have such powers and perform such duties as are specifically imposed by law and as may be assigned to him, from time to time, by the board of directors or the Chief Executive Officer.

     (c)  Vice Presidents.  The Vice Presidents, if any, shall perform such
          ---------------
     duties as vice presidents customarily perform and shall perform such other duties and shall exercise such other powers as the President or the board of directors may from time to time designate. The Vice President, in the absence or disability or at the direction of the President, shall perform the duties and exercise the powers of the President. If the corporation has more than one Vice President, the one designated by the board of directors shall act in lieu of the President, or, in the absence of any such designation, then the Vice President first elected shall act in lieu of the President.

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

     (d)  Secretary.  The Secretary shall attend all meetings of the
          ---------
     shareholders and all meetings of the board of directors and shall record all votes and minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall have custody of the corporate seal of the corporation, shall have the authority to affix the same to any instrument the execution of which on behalf of the corporation under its seal is duly authorized and shall attest to the same by his signature whenever required. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest to the same by his signature. The Secretary shall give, or cause to be given, any notice required to be given of any meetings of the shareholders, the board of directors and of the standing committees when required. The Secretary shall cause to be kept such books and records as the board of directors, the Chairman of the Board or the President may require and shall cause to be prepared, recorded, transferred, issued, sealed and cancelled certificates of stock as required by the transactions of the corporation and its shareholders. The Secretary shall attend to such correspondence and shall perform such other duties as may be incident to the office of a Secretary of a corporation or as may be assigned to him by the board of directors, the Chairman of the Board or the President.

     (e)  Treasurer.  The Treasurer shall be charged with the management of
          ---------
     financial affairs of the corporation. He or she shall perform such duties as treasurers usually perform and shall perform such other duties and shall exercise such other powers as the board of directors, the Chairman of the Board or the President may from time to time designate and shall render to the Chairman of the Board, the President and to the board of directors, whenever requested, an account of the financial condition of the corporation.

     (f)  Assistant Vice President, Assistant Secretary and Assistant Treasurer.
          ---------------------------------------------------------------------
     The Assistant Vice President, Assistant Secretary and Assistant Treasurer, in the absence or disability of any Vice President, the Secretary or the Treasurer, respectively, shall perform the duties and exercise the powers of those offices, and, in general, they shall perform such other duties as shall be assigned to them by the board of directors or by the person appointing them. Specifically the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the corporation.

     SECTION 4.5.  Delegation of Authority.  In case of the absence of any
                   -----------------------
officer of the corporation or for any other reason that the board of directors may deem sufficient, the board of directors may delegate, for the time being, any or all of the powers or duties of such officer to any other officer or to any director.

     SECTION 4.6  Appointment by Officers.  A duly appointed officer may appoint
                  -----------------------
one or more officers or assistant officers if authorized by the board of directors.


                                   ARTICLE V

                                 CAPITAL STOCK

     SECTION 5.1.  Share Certificates.  Unless the articles of incorporation or
                   ------------------
these bylaws provide otherwise, the board of directors may authorize the issue of some or all of the shares of any or all of its classes or series with or without certificates. Unless the Georgia Business Corporation Code provides otherwise, there shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.

     In the event that the board of directors authorizes shares with certificates, each certificate representing shares of stock of the corporation shall be in such form as shall be approved by the board of directors and shall set forth upon the face thereof the name of the corporation and that it is organized under the laws of the State of Georgia, the name of the person to whom the certificate is issued, and the number and class of shares and the designation of the series, if any, the certificate represents. The board of directors may designate any one or more officers to sign each share certificate, either manually or by facsimile. In the absence of such designation, each share certificate must be signed by the President or a Vice President and the Secretary or an Assistant Secretary. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

     SECTION 5.2.  Record of Shareholders.  The corporation or an agent
                   ----------------------
designated by the board of directors shall maintain a record of the corporation's shareholders in a form that permits preparation of a list of names and addresses of all shareholders, in alphabetical order by class or shares showing the number and class of shares held by each shareholder.

     SECTION 5.3.  Lost Certificates.  In the event that a share certificate is
                   -----------------
lost, stolen or destroyed, the board of directors may direct that a new certificate be issued in place of such certificate. When authorizing the issue of a new certificate, the board of directors may require such proof of loss as it may deem appropriate as a condition precedent to the issuance thereof, including a requirement that the owner of such lost, stolen or destroyed certificate, or his legal representative, advertise the same in such manner as the Board shall require and/or that he give the corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 5.4.  Transfers of Shares.
                   -------------------

     (a) Transfers of shares of the capital stock of the corporation shall be made only upon the books of the corporation by the registered holder thereof, or by his duly authorized attorney, or with a transfer clerk or transfer agent appointed as provided in Section 5.5 hereof, and, in the case of a share represented by certificate, on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

     (b) The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     SECTION 5.5.  Transfer Agents and Registrars.  The board of directors may
                   ------------------------------
establish such other regulations as it deems appropriate governing the issue, transfer, conversion and registration of stock certificates, including appointment of transfer agents, clerks or registrars.


                                  ARTICLE VI

                                INDEMNIFICATION

     SECTION 6.1.  Indemnification of Officers, Employees and Agents.  The
                   -------------------------------------------------
corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent permitted by the articles of incorporation, the bylaws or by law.

     SECTION 6.2.  Insurance.  The corporation may purchase and maintain
                   ---------
insurance, at its expense, on behalf of an individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him or her in any such capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify him or her against the same liability under this Article.


                                 ARTICLE VII

                              GENERAL PROVISIONS

     SECTION 7.1.  Seal.  The corporation may have a seal, which shall be in
                   ----
such form as the board of directors may from time to time determine. In the event that the use of the seal is at any time inconvenient, the signature of an officer of the corporation, followed by the word "Seal" enclosed in parenthesis, shall be deemed the seal of the corporation.

     SECTION 7.2.  Voting Shares in Subsidiaries.  In the absence of other
                   -----------------------------
arrangements by the board of directors, shares of stock issued by another corporation and owned or controlled by the corporation, whether in a fiduciary capacity or otherwise, may be voted by the President or any Vice President, in the absence of action by the President, in the same order as they preside in the absence of the President, or, in the absence of action by the President or any Vice President, by any other officer of the corporation, and such person may execute the aforementioned powers by executing proxies and written waivers and consents on behalf of the corporation.

     SECTION 7.3.  Amendment of Bylaws.  These bylaws may be amended or repealed
                   -------------------
and new bylaws may be adopted by the board of directors at any regular or special meeting of the board of directors unless the articles of incorporation or the Georgia Business Corporation Code reserve this power exclusively to the shareholders in whole or in part or the shareholders, in amending or repealing the particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw.

     Unless the shareholders have fixed a greater quorum or voting requirement, these bylaws also may be altered, amended or repealed and new bylaws may be adopted by a majority vote of all shares voted at any annual or special meeting of the shareholders. A bylaw limiting the authority of the board of directors or establishing staggered terms for directors may only be adopted, amended, or repealed by the shareholders. Except as provided in Sections 14-2-1113 and - 1133 of the Georgia Business Corporation Code, a bylaw that fixes a greater quorum or voting requirement for shareholders may be adopted, amended or repealed only by the shareholders. A bylaw that fixes a greater quorum or voting requirement for the board of directors may be adopted only by the affirmative vote of holders of a majority of the shares entitled to be cast or by a majority of the entire board of directors.

     SECTION 7.4   Fair Price Requirements.  All of the requirements of Sections
                   -----------------------
14-2-1110 to 14-2-1113, inclusive, of the Georgia Business Corporation Code, as now in effect and as hereafter from time to time amended, shall be applicable to the corporation and to any business combination approved or recommended by the board of directors.

     SECTION 7.5  Business Combinations.  All of the requirements of Section 14-
                  ---------------------
2-1131 to 14-2-1133, inclusive, of the Georgia Business Combination Code, as now in effect and as hereafter from time to time amended, shall be applicable to the corporation and to any business combination with an interested shareholder.


                                 ARTICLE VIII

                               EMERGENCY BYLAWS

     SECTION 8.1.  Emergency Bylaws.  This Article shall be operative during any
                   ----------------
emergency resulting from some catastrophic event that prevents a quorum of the board of directors or any committee thereof from being readily assembled (an "emergency"), notwithstanding any different or conflicting provisions set forth elsewhere in these bylaws or in the articles of incorporation. To the extent not inconsistent with the provisions of this Article, the bylaws set forth elsewhere herein and the provisions of the articles of incorporation shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article shall cease to be operative.

     SECTION 8.2.  Meetings.  During any emergency, a meeting of the board of
                   --------
directors or any committee thereof may be called by any director, or by the President, any Vice President, the Secretary or the Treasurer (the "Designated Officers") of the corporation. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or designated officers as may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgement of the person calling the meeting, circumstances permit.

     SECTION 8.3  Quorum.  At any meeting of the board of directors or any
                  ------
committee thereof called in accordance with this Article, the presence or participation of two directors, one director and a designated officer, or two designated officers shall constitute a quorum for the transaction of business.

     SECTION 8.4.  Bylaws.  At any meeting called in accordance with this
                   ------
Article, the board of directors or committee thereof, as the case may be, may modify, amend or add to the provisions of this Article so as to make any provision that may be practical or necessary for the circumstance of the emergency.

     SECTION 8.5.  Liability.  Corporate action taken in good faith in
                   ---------
accordance with the emergency bylaws may not be used to impose liability on a director, officer, employee or agent of the corporation.

     SECTION 8.6.  Repeal or Change.  The provisions of this Article shall be
                   ----------------
subject to repeal or change by further action of the board of directors or by action of shareholders, but no such repeal or change shall modify the provisions of the immediately proceeding Section of this Article with regard to action taken prior to the time of such repeal or change.